UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 26, 2009


                                LUX ENERGY CORP.
               (Exact name of registrant as specified in charter)

           Nevada                     333-149000                 98-0557091
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

     Suite 1950 - 777 8th Ave S.W.
       Calgary, Alberta, Canada                                   T2P 3R5
(Address of principal executive offices)                         (Zip Code)

                                 (780) 669-0936
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On August 26, 2009, a change in control of Lux Energy Corp. (the "Company") occurred when Dmitry Lyakutin sold all of his 15,000,000 common shares in a private share purchase transaction to the Company's sole Director and Officer Shane Broesky. Mr. Lyakutin sold his shares to Mr. Broesky for cash consideration of $50,000. Mr. Broesky now has voting control over 59.4% of the Company's outstanding and issued common stock.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LUX ENERGY CORP.


Date: August 26, 2009                    By: /s/ Shane Broesky
                                             -----------------------------------
                                             Shane Broesky, President

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